Exhibit 10.45

BRAINSTORM CELL THERAPEUTICS INC.

2014 GLOBAL SHARE OPTION PLAN

RESTRICTED STOCK AWARD AGREEMENT

FOR SHARES GRANTED UNDER SECTION 102(b)(2)

OF THE ISRAELI INCOME TAX ORDINANCE

TO EXECUTIVE EMPLOYEES

AS 102 CAPITAL GAINS TRACK RESTRICTED STOCK

Unless otherwise defined herein, capitalized terms used in this Restricted Stock Award Agreement shall have the same meanings as ascribed to them in the Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan, including the Appendix thereto for Israel (the “Plan”).

This Restricted Stock Award Agreement (the “Agreement”) includes the Notice of Issuance attached hereto as Exhibit A (the “Notice of Issuance”), which is incorporated herein by reference and is made and entered into as of the Date of Grant shown in the Notice of Issuance by and between Brainstorm Cell Therapeutics Inc. (the “Company”) and the Participant named in the Notice of Issuance. Capitalized terms not defined in this Agreement shall have the meaning ascribed to them in the Plan.

1.    Share Award.

The Company hereby grants to the Participant Restricted Stock (the “Shares”) as set forth in the Notice of Issuance, subject to the terms set forth herein, and subject to the terms and conditions of Section 102(b)(2) of the Income Tax Ordinance (New Version) - 1961(the “ITO”), the Plan, which is incorporated herein by reference and the Trust Agreement, entered into between the Company and Altshuler Shaham Benefits Ltd. (the “Trustee”). The Shares are granted as a 102 Capital Gains Track Grant. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement shall prevail. However, the Notice of Issuance sets out specific terms for the Participant hereunder, and will prevail over more general terms in the Plan and/or this Agreement, if any, or in the event of a conflict between them.

2.     Section 102 Trustee.

2.1.          The Shares will be issued in the name of and deposited with the Trustee as required by law to qualify under Section 102 of the ITO. Participant shall comply with the ITO, the Rules, and the terms and conditions of the Trust Agreement entered into between the Company and the Trustee.

2.2.          The Trustee will hold the Shares for the Required Holding Period, as set forth in the Plan and until Participant’s request that the vested Shares be transferred to him as specified in Sections 2.5 and 5 below.

2.3.          The Participant hereby undertakes to release the Trustee from any liability in respect of any action or decision duly taken and bona fide executed in relation to the Plan or Shares issued thereunder.

2.4.          The Participant hereby confirms that he shall execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the ITO, and in particular the Rules.

2.5.           Subject to the terms hereof and all requirements of Section 102 including, but not limited to, the Required Holding Period, the Trustee shall take all steps necessary to accomplish the transfer to the Participant of the vested Shares to the Participant following the Participant’s request that the Trustee do so.

3.    Vesting.

3.1.          Vesting Restrictions on Shares. Effective as of the Vesting Commencement Date (as such term is defined in the Notice of Issuance), all of the Shares owned by the Participant shall be subject to the forfeiture provisions set forth in Section 3.2 below. The forfeiture provisions set forth in Section 3.2shall lapse in accordance with the Vesting Schedule or any special terms provided in the Notice of Issuance. To the extent that the forfeiture provisions lapse, the Shares shall no longer be subject to vesting and the Participant shall hold the Shares free and clear of the forfeiture provisions set forth herein.

3.2.          Forfeiture. Notwithstanding anything herein to the contrary, in the event that the Participant ceases to be an Employee or Service Provider, for any reason or no reason, with or without cause, all of the Shares that are unvested as of the time of such cessation of status as an Employee or Service Provider (after taking into account any accelerated vesting) shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such cessation of status as an Employee or Service Provider. The Participant hereby authorizes the Company to take any actions necessary or appropriate to cancel any certificate(s) representing forfeited Shares and transfer ownership of such forfeited Shares to the Company; and if the Company or its transfer agent requires an executed stock power or similar confirmatory instrument in connection with such cancellation and transfer, the Participant shall promptly execute and deliver the same to the Company. The Participant shall have no further rights with respect to any Shares or any Accrued Dividends (as defined below) with respect to such Shares that are so forfeited. If the Participant is employed by a subsidiary of the Company, any references in this Agreement to employment with the Company shall instead be deemed to refer to employment with such subsidiary. For purposes hereof “Accrued Dividends” means ordinary cash dividends paid with respect to shares of Common Stock, whether paid in cash, stock or property, declared and paid by the Company..

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4.     Non-Transferability of Shares.

4.1.          That portion of the Shares specified in the Notice of Issuance as being subject to forfeiture or any right or interest therein or part thereof shall not be permitted to be used to satisfy or otherwise discharge the debts, contracts or engagements of the Participant or his successors in interest and shall not be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means, whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided however, that this Section shall not prevent transfers by will or by the applicable laws of descent and distribution.

4.2.           The transfer of the vested Shares is limited as set forth in the Plan and in Sections 5.3, 6 and 9.2 below.

4.3.           The stock certificate or book entry account reflecting the issuance of the Shares subject to forfeiture shall bear a legend or other notation upon substantially the terms: “These shares of stock are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the COMPANY and the BENEFICIAL owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the company.”

5.    Trust.

5.1.          Until the later of the date that the Shares have vested and the date that Participant submits a request regarding release of the Shares from the Trustee, the Shares shall be held by the Trustee.

5.2.          In order to release the vested Shares from the Trustee, the Participant hereby agrees to sign any and all documents required by law and/or the Company’s Certificate of Incorporation and By-laws and/or the Trustee.

5.3.          In the event that the Participant elects to have vested Shares transferred to the Participant without selling such Shares, the Participant shall become liable to pay taxes immediately in accordance with the provisions of the ITO.

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6.     Market Stand-Off.

In connection with any underwritten public offering by the Company of its equity securities, and if requested by the underwriters of such public offering, the Participant shall be obligated not, directly or indirectly to sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any vested Shares without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) will be in effect for such period of time following the date of the final prospectus for the offering as may be required by the underwriters. In the event of the declaration of a share dividend, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company will be entitled to require the Participant to execute a form of undertaking to this effect or impose stop-transfer instructions with respect to the vested Shares until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 6.

7.    Taxes.

7.1.          Any tax consequences arising from the grant or vesting of any Award, from the release of Shares by the Trustee, or from any other event or act (of the Company, and/or its Affiliates, the Trustee or the Participant) relating to the Shares, shall be borne solely by the Participant. The Company and/or its Affiliates, and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant for which the Participant is responsible. The Company or any of its Affiliates and the Trustee may make such provisions and take such steps as it/they may deem necessary or appropriate for the withholding of all taxes required by law to be withheld with respect to Shares issued under the Plan and the vesting thereof, including, but not limited, to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant, including by deducting any such amount from a Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring a Participant to pay to the Company or any of its Affiliates the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares and/or (iii) by causing the sale of any Shares held by on behalf of the Participant to cover such liability up to the amount required to satisfy statutory withholding requirements. In addition, the Participant will be required to pay any amount, including penalties, that exceeds the tax to be withheld and transferred to the tax authorities, pursuant to applicable Israeli tax regulations.

7.2.          The Company does not represent or undertake that an Award shall qualify for or comply with the requisites of any particular tax treatment (such as the “capital gains track” under Section 102), nor shall the Company, its assignees or successors be required to take any action for the qualification of any Award under such tax treatment. The Company shall have no liability of any kind or nature in the event that, as a result of application of applicable law, actions by the Trustee or any position or interpretation of the ITA, or for any other reason whatsoever, an Award shall be deemed to not qualify for any particular tax treatment.

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7.3.          THE PARTICIPANT IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR SELLING THE SHARES.

8.     Legal Compliance.

Shares shall not be issued or delivered to the Participant unless the issuance and delivery of such Shares shall comply with applicable securities and other laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

9.     Effect of Plan on the Shares.

9.1.          Adjustments upon Certain Transactions. In the event of a Transaction, the provisions of Section 7 to the Plan will apply, unless otherwise explicitly provided in the Notice of Issuance.

9.2.          Transfer of Shares. Notwithstanding anything stated to the contrary in the Plan, Participant shall be entitled to transfer Shares subject only to the restrictions set forth in the Company’s Certificate of Incorporation and By-laws and any other corporate documents of the Company, including any subsequent amendments or replacements thereto, subject to the imitations set forth in Section 102 of the ITO and any tax payment and withholding obligations pursuant to the Plan.

10.  Miscellaneous.

10.1.          Continuance of Employment. Participant acknowledges and agrees that the vesting of Shares pursuant to the vesting schedule hereof is earned only by continuing as a Service Provider at the will of the Company (or its Affiliate) (not through the act of being hired or being awarded the grant hereunder). Participant further acknowledges and agrees that in the event that Participant ceases to be a Service Provider, the unvested portion of his Shares shall not vest and shall be subject to forfeiture. Participant further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, shall not interfere in any way with Participant’s right or the right of the Company or its Affiliate to terminate Participant’s relationship as a Service Provider at any time, with or without cause, and shall not constitute an express or implied promise or obligation of the Company to grant additional Awards to Participant in the future.

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10.2.          Entire Agreement. This Agreement, together with the Notice of Issuance, the Plan and the Trust Agreement, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement, the Notice of Issuance or the Plan. Except with respect to a written amendment to this Agreement between the Company and the Participant, the Participant may only rely upon the Plan and this Agreement with respect to the Participant’s rights and obligations hereunder and may not rely on any representation or statement made by the Company or its Affiliates or any of their respective officers, directors, employees or agents, whether written or oral, regarding the Participant’s participation in the Plan and any rights thereunder. Neither the Company nor any of its Affiliates guarantee the current or future value of the Shares or its performance.

10.3.          Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term “successors and assigns” as used herein shall include a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

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By the signature of the Participant and the signature of the Company’s representative below, Participant and the Company agree that the Shares are granted under and governed by (i) this Agreement, (ii) the Plan (including the Appendix for Israel), a copy of which has been provided to Participant or made available for his review, (iii) Section 102(b)(2) of the ITO and the Rules promulgated in connection therewith, and (iv) the Trust Agreement entered into between the Company and the Trustee, a copy of which has been provided to Participant or made available for his review. Furthermore, by Participant’s signature below, Participant agrees that the Shares will be issued to the Trustee to hold on Participant’s behalf, pursuant to the terms of this Agreement, the ITO, the Rules and the Trust Agreement.

In addition, by his signature below, Participant confirms that he is familiar with the terms and provisions of Section 102 of the ITO, particularly the Capital Gains Track described in subsection (b)(2) thereof, and agrees that he will not require the Trustee to release the Shares to him, or to sell the Shares to a third party, during the Restricted Holding Period, unless permitted to do so by applicable law.

In addition, by his signature below, Participant confirms that the Company, its assignees and successors shall be under no duty to ensure, and no representation or commitment is made, that an Award qualifies or shall qualify under any particular tax treatment, as detailed in Section 7.2 above.

In Witness Whereof, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement as of the date hereof.

Brainstorm Cell Therapeutics		Participant
Inc.

By:
Name:	Chaim Lebvovits	Eyal Rubin
Title:	President and Chief Executive Officer

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EXHIBIT A

NOTICE OF ISSUANCE

Brainstorm Cell Therapeutics Inc.

2014 Global Share Option Plan

Rubin, Eyal

Dear Eyal:

I am pleased to inform you that Brainstorm Cell Therapeutics Inc. (the “Company”) has decided to grant you an award of Restricted Stock (the “Shares”), with respect to shares of Common Stock, $0.00005 par value per share, of the Company, subject to the terms and conditions of the Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan, including the Appendix for Israel attached thereto (the “Plan”) and the Restricted Stock Award Agreement (the “Agreement”), as follows:

Type of Award:	Restricted Stock Award under the Capital Gains Track of Section 102
Total Number of Shares covered by this Grant:	25,000
Date of Grant:	November 20, 2017
Vesting Commencement Date:	April 1, 2018
Vesting Schedule:	100% of the Shares shall vest on April 1, 2018 (the “Vesting Date”), provided that the Participant remains continuously employed by the Company or its subsidiaries from the Date of Grant through the Vesting Date.
Special Terms (if any):	Effective upon the execution of this Restricted Stock Award Agreement, the Restricted Stock Unit Award Agreement for 25,000 RSUs, Date of Grant November 20, 2017, between the parties hereto, be and hereby is void ab initio and of no further force and effect.
Purchase Price:	N/A

All capitalized terms in this Notice of Issuance shall have the meaning assigned to them in this Notice of Issuance, the Plan (including the Appendix for Israel) or the Agreement, as applicable. The terms and conditions governing your grant are set forth in the Plan (including the Appendix for Israel) and the Agreement. This award is contingent upon your execution of the Agreement.

Congratulations.

Yours truly,

Chaim Lebovits, President and Chief
Executive Officer

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